Exhibit 99.1
A Message Regarding the Impact of COVID-19 on Dating and on Our Business

Hello Everyone,
I hope that this note finds you all healthy and well. This pandemic and resulting isolation has reminded us of the deep need for human connections, people’s adaptability and their willingness to use the tools and technology at hand to stay connected. Users across the world are turning to our products to maintain connections, reduce loneliness and boredom and check on people in faraway places. As we enter our third week of working from home in nearly all of our offices, I thought you’d appreciate a broader view into some of the trends we’re seeing across our portfolio and around the globe.
Existing users, particularly under age 30, are increasingly turning to our products to cope and connect.
On Tinder, there’s been an increase in the number of conversations that people are having, along with the length of these conversations, which are up anywhere from 10-30% since the outbreaks started in many countries. Many Tinder users have been using our Passport feature, which allows them to connect with others around the world. We heard from some users that they were Passporting into regions hardest hit by the pandemic to get insights about the on-the-ground situation first-hand, to listen, and to offer emotional support. As we’ve witnessed users’ reliance on this feature, we’ve made it free to all users. When U.S. colleges closed and students were sent home, we modified our Tinder U experience to ensure they could stay tapped into campus life and continue to match with other college users, despite being home.
Similarly, Hinge has seen a 30% increase in messages in March compared to January and February. Hinge has very quickly rolled out a “Dating from Home” prompt and is planning to roll out a “Date Ready” feature, which will prompt users to coordinate a live video date when there is mutual interest.

New users, especially over the age of 30, have been less inclined to sign up for our products.
While we have seen increases in engagement trends among younger users, we are seeing fewer new users joining our products. This impact is most pronounced among users over the age of 30 and varies by region, depending on the level of COVID-19 containment. In markets in Asia where containment has gone well, such as Japan and South Korea, our business has largely remained intact. In markets where containment efforts have been less successful and COVID-19 cases have meaningfully increased, new users signing up and the propensity to pay generally, have declined. In Europe, we’ve seen new subscriber declines of around 5% in aggregate since the crisis began, but in countries severely impacted by COVID-19, like Italy and Spain, we have seen more significant declines.
In the U.S., the impact also depends on the level of cases in the region and varies by brand. For example, Tinder in New York State has seen low double-digit declines in new subscribers since the outbreak accelerated, but much of the rest of the country has held up much better. States like California and Washington that also initially saw declines are showing some improvement over the past few days.
Given the impacts of the virus, which began in February, we expect our Q1 results to be around the low end of the ranges we previously shared publicly. Predicting the rest of the year at this point is premature given the uncertain overall impacts of the virus. We expect the virus’s impact may make it challenging to grow revenue from Q1 to Q2 this year, although we currently believe we will have year-over-year Q2 revenue growth. We hope to provide a better sense of Q2 expectations and our outlook for the year on our next public earnings call, along with an overall business update.
Pivoting and Planning
We have a strong global business and a team that can adapt quickly. Right now, we’re moving quickly to expand our video capabilities.
We’ve accelerated the rollouts of live streaming video on Plenty of Fish and on Twoo, which has a more global user base. This allows our users to connect with, and form, virtual communities around live video. The take rates of live streaming so far have exceeded our expectations, and we’re looking forward to Plenty of Fish making live streaming available internationally in April.

As nearly every aspect of our lives is now conducted via video, singles are also becoming increasingly comfortable with video dates, and we are integrating video chat into our apps. We have offered video chat features in the past and seen low usage, but we think this time user behavior is likely to change more permanently. Our Match brand expects to have 1:1 video chat rolled out in early April, and other brands are following. Match is also making dating advice more available to its users and launched a special “Dating while Distancing” service that includes free access to dating experts.
As a result of the virus, we’ve delayed several product feature and press launches, including the international launch of Swipe Night on Tinder. With the Olympic Games now moving to 2021, we’re also postponing a number of marketing campaigns we’d planned around the Games. As we are pivoting the roadmaps to meet the needs of the times, some of the timing of our previously planned initiatives will likely be delayed. The marketing landscape is also changing: while out of home, cinema and rush hour radio are no longer effective mediums, we see television and digital platforms with increased impressions becoming more attractive. We are quickly adjusting to these changing dynamics. Overall, we expect to thoughtfully reduce some expenses including marketing spend to help offset declines in revenues.
We continue to make strides toward our separation from IAC. We still expect the separation to close sometime in Q2, though timing could be impacted by the current pandemic.
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While much is uncertain about these times, there are a few things that are true about our category and products. We are fortunate our operations were able to pivot to remote working and our employees are all productively engaged. Our business continues to provide valuable services during these times of social recession and hope for when this is behind us. Once we are on the other side of this, we fortunately won’t have to deal with the lags in recovery so many other businesses with complex supply chains and marketplaces with different supply and demand dynamics will have to contend with. We are financially strong, generate significant cash flow and have low capital expenditures.
This pandemic has reminded everyone of the deep importance of human connections and relationships. The sadness we all feel without the ability to connect with people and see them in real life is profound. For 25 years, we’ve been in the business of creating meaningful connections for people. As the world returns to normal--which it will--we will be there to continue to help people find dates, relationships and love.
Stay safe and all the best,
Shar Dubey
Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Information
This announcement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward-looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, the completion of the separation of Match Group from IAC/InterActiveCorp, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC, the impact of the outbreak of COVID-19 coronavirus, and the risks inherent in separating Match Group from IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, the calculation of, and factors that may impact the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive new shares of the post-separation Match Group in connection with the transaction, the expected timing of the transaction or whether it will be completed, whether the conditions to the transaction can be satisfied, the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement (including the failure to receive any required approvals from the stockholders of IAC and Match Group or any required regulatory approvals), any litigation arising out of or relating to the proposed transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Match Group. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this announcement. Match Group does not undertake to update these forward-looking statements.